Exhibit (g)(25)

May 4, 2021

Sean Wall

BNP Paribas, acting through its New York Branch

787 Seventh Avenue

New York, NY 10019

Dear Mr. Wall:

Please be advised of the following:

●

The Trustees of the Trust have approved plans to liquidate and terminate Janus Henderson Global Value Fund, Janus Henderson International Value Fund, Janus Henderson Value Plus Income Fund, and Janus Henderson Large Cap Value effective on April 30, 2021.

●	The above changes are reflected in a revised Appendix 1 to the existing Custody Contract between the Trust and BNP Paribas, acting through its New York branch, which is attached to this letter.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one copy to the Trust and retaining one copy for your records.

By:	/s/ Jesper Nergaard

Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer

BNP Paribas, acting through its New York

By:	/s/ Sean Wall

151 Detroit Street, Denver, CO 80206 T (303) 336 4000 janushenderson.com

                     Janus Capital Management LLC serves as an investment adviser.

APPENDIX 1

LIST OF PORTFOLIOS

Janus Investment Fund

Janus Henderson Absolute Return Income Opportunities Fund

Janus Henderson Adaptive Global Allocation Fund

Janus Henderson Asia Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Emerging Markets Managed Volatility Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Bond Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Income Managed Volatility Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Managed Volatility Fund

Janus Henderson International Opportunities Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Short-Term Bond Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Managed Volatility Fund

Janus Henderson Venture Fund